                                VOTING AGREEMENT


      This VOTING AGREEMENT (this "Agreement"), dated as of January 4, 2001, is entered into by and between VIACOM INC., a Delaware corporation ("Parent"), and the individuals set forth on Schedule I attached hereto (each, a "Stockholder", and together, the "Stockholders").

      WHEREAS, Infinity Broadcasting Corporation, a Delaware corporation (the "Company"), Parent and IBC Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger dated as of October 30, 2000 (the "Merger Agreement"; capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Merger Agreement), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, to merge the Company with and into Merger Sub (the "Merger");

      WHEREAS, Parent and the Company have agreed that the Company will hold a special meeting of its stockholders to seek the approval of the Merger and the Merger Agreement by holders of two-thirds of the Company's outstanding voting shares, other than shares owned by Parent or subject to this Agreement;

       WHEREAS, as of the date hereof, each Stockholder is the record or beneficial owner of, or has the right to vote, or direct the voting and disposition of, the number of shares of Class A common stock, par value $.01 per share (the "Class A Shares"), of the Company set forth opposite such Stockholder's name on Schedule I attached hereto; and

       WHEREAS, Parent has requested the Stockholders to agree, and in order to facilitate the Merger, the Stockholders are willing to agree, to vote in favor of adopting the Merger Agreement and approving the Merger, upon the terms and subject to the conditions set forth herein;

       NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth below and in the Merger Agreement, the parties hereto agree as follows:

      SECTION 1. Voting of Shares. (a) Voting Agreement. For so long as this Agreement is in effect, each Stockholder hereby agrees to appear in person or by proxy, or cause the holder of record on any applicable record date (the "Record Holder") to appear in person or by proxy, for the purpose of obtaining a quorum at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise at which matters relating to the Merger, the Merger Agreement or any transaction contemplated by the Merger Agreement are considered and to vote (or cause a Record Holder to vote) all of the Class A Shares, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, at which matters relating to the Merger, the Merger Agreement and the transactions contemplated by the Merger Agreement are considered and which such Stockholder has the right to so vote:
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         (i) in favor of the Merger Agreement, the Merger and any actions required in furtherance thereof;

         (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement or which would result in any of the conditions to the Merger set forth in the Merger Agreement not being fulfilled; and

         (iii) against (A) any extraordinary corporate transaction, such as a merger, rights offering, reorganization, recapitalization or liquidation involving the Company or any of its subsidiaries other than the Merger,
      (B) a sale or transfer of a material amount of assets of the Company or any of its subsidiaries or (C) any action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone or adversely affect the Merger and the other transactions contemplated by the Merger Agreement.

       (b) Evaluation of Investment. Each Stockholder is capable of evaluating the merits and risks of its investment in Parent as a result of the Merger Agreement, and has the capacity to protect his own interest in making its investment in Parent. Each Stockholder (i) is acquiring shares of Class B common stock, par value $.01 per share, of Parent (the "Parent Shares") to be issued to it under the Merger Agreement solely for its own account for investment purposes, and not with a view to the distribution thereof, (ii) is a sophisticated investor with knowledge and experience in business and financial matters, (iii) has received all information concerning Parent and the Merger, including, but not limited to, the Merger Agreement, as desired in order to evaluate the merits and the risks inherent in holding Parent Shares, (iv) is able to bear the economic risk inherent in holding Parent Shares and (v) is an Accredited Investor (as defined in Regulation D promulgated under the Securities
Act).

         (c) No Inconsistent Agreements. Each Stockholder hereby represents, warrants and covenants that, except as contemplated by this Agreement and the Merger Agreement, such Stockholder (i) has not entered, and will not enter into, any agreement with respect to the voting of such Stockholder's Class A Shares and (ii) has not granted, and will not grant, any proxy or power of attorney which is inconsistent with this Agreement.

      SECTION 2. Representations and Warranties of each Stockholder. Each Stockholder represents and warrants, individually and not jointly, to Parent as follows:

      (a) Binding Agreement. Such Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by general equitable principles.

      (b) No Conflict. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, or the performance of such Stockholder's obligations hereunder will not (i) require any consent, approval, authorization or permit of, registration,
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declaration or filing (except for such filings as may be required under the federal securities laws) with, or notification to, any Governmental Entity, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under, any contract, agreement, instrument, commitment, arrangement or understanding, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to any of such Stockholder's Class A Shares, (iii) require any material consent, authorization or approval of any Governmental Entity, or (iv) assuming any consents, approvals and authorizations necessary to enter into this Agreement have been received, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, violate or conflict with any Laws applicable to such Stockholder, such Stockholder's Class A Shares or by which any property or asset of such Stockholder is bound or affected, except for such exceptions to the foregoing as (A) are not reasonably likely to have an adverse effect on the valid performance by such Stockholder of its obligations hereunder or (B) become applicable as a result of the business or activities in which Parent or any of its respective affiliates is or proposes to be engaged or any acts or omissions by, or facts pertaining to, Parent.

      (c) Ownership of Shares. Such Stockholder is the record or beneficial owner of the Class A Shares set forth opposite such Stockholder's name on
Schedule I attached hereto free of any limitation or restriction on the right to vote or direct the vote of the Shares, and there are no outstanding options or other rights to acquire from such Stockholder, or obligations of such Stockholder to sell or to dispose of, any Class A Shares. Such Stockholder holds exclusive power to vote the Class A Shares set forth opposite such Stockholder's name on Schedule I attached hereto. As of the date of this Agreement, the Class A Shares set forth opposite such Stockholder's name on Schedule I attached hereto represent all of the shares of capital stock of the Company beneficially owned by the Stockholder (except for 164,250 Class A Shares held by the William
S. and Ina Levine Foundation and 62,500 Class A Shares held by the Moreno Family Foundation and which Messrs. Levine and Moreno, respectively, may have voting power but as to which Messrs. Levine and Moreno, respectively, disclaim beneficial ownership and which shares are not made subject to this Agreement).

     SECTION 3. Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows:

     (a) No Conflict. None of the execution and delivery of this Agreement, the consummation by Parent of the transactions contemplated hereby, or the compliance by Parent with any of the provisions hereof will (i) conflict with or result in a breach of any provision of its Restated Certificate of Incorporation or Amended and Restated By-laws, (ii) require any consent, approval, authorization or permit of, registration, declaration or filing (except for such filings as may be required under the federal securities laws) with, or notification to, any Governmental Entity, (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding, (iv) require any material consent, authorization or approval of any person other than a Governmental Entity, or (v) violate or conflict with any Laws applicable to Parent, except for such exceptions to each of the foregoing as are not reasonably likely to have an adverse effect on the valid performance by Parent of its obligations hereunder.
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                                       4


     (b) Registration of Parent Shares. (i) The Parent Shares to be issued to the Stockholders in the Merger have been registered under the Securities Act pursuant to a Registration Statement on Form S-4 and, upon issuance thereof as contemplated by the Merger Agreement, shall not be subject to any restriction on transfer under or imposed by the Securities Act except for such limitations, if any, as may be applicable to a Stockholder pursuant to Rule 144 (as a result of such Stockholder being deemed to be an "affiliate", as defined in Rule 144(a) under the Securities Act, of Parent following the Effective Time) or Rule 145 under the Securities Act.

            (ii) If the Parent Shares issued to the Stockholders in the Merger shall not have been registered under the Securities Act pursuant to a Registration Statement on Form S-4, then Parent shall use all reasonable efforts following the Effective Time and upon the written request of the Stockholders, to register under the Securities Act the Parent Shares issued to the Stockholders. Each Stockholder acknowledges and agrees that Parent will not be deemed to be in breach of the representation and warranty set forth in clause (i) of this Section 3(b) from and after the effective time of a registration statement filed under the Securities Act by Parent pursuant to the first sentence of this clause (ii).

     SECTION 4. Covenants of the Stockholders. For so long as this Agreement is in effect:

      (a) Efforts. Each Stockholder agrees not to take any action which would make any representation or warranty of such Stockholder herein untrue or incorrect in any material respect or take any action that would have the effect of preventing, impairing or disabling such Stockholder from performing its obligations under this Agreement, other than any action permitted to be taken pursuant to the Merger Agreement.

      (b) Additional Shares. Without limiting the provisions of the Merger Agreement, in the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder's Class A Shares or
(ii) any Stockholder shall become the beneficial owner of any additional shares of capital stock of the Company or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1 hereof, then the terms of this Agreement shall apply to the shares of capital stock or other securities of the Company held by such Stockholder immediately following the effectiveness of the events described in clause (i) or such Stockholder becoming the beneficial owner thereof, as described in clause (ii), as though they were Class A Shares of such Stockholder hereunder. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent of the number of any new Class A Shares acquired by such Stockholder, if any, after the date hereof.

      SECTION 5. Termination. This Agreement shall terminate on the earlier of
(i) the termination of the Merger Agreement in accordance with its terms and
(ii) the Effective Time. Termination of this Agreement shall not relieve any party from liability for any intentional breach of its obligations hereunder committed prior to such termination.

      SECTION 6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly
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                                       5


given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6):

      If to Parent, to:

             Viacom Inc.
             1515 Broadway
             New York, New York  10036
             Telecopier No.:  (212) 258-6099
             Attention:  General Counsel

      with a copy to:

             Shearman & Sterling
             599 Lexington Avenue
             New York, New York  10022
             Telecopier No.:  (212) 848-7179
             Attention:  Creighton O'M. Condon, Esq.

      If to any Stockholder, to:

             The address set forth opposite such
             Stockholder's name on Schedule I hereto,

      with a copy to:

            Powell, Goldstein, Frazer & Murphy LLP
            16th Floor
            191 Peachtree Street, N.E.
            Atlanta, GA  30303
            Telecopier: (404) 572-6999
            Attention:  William B. Shearer, Jr., Esq.

      SECTION 7. Amendment; Release. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, each of the parties hereto, provided that, with respect to the obligations of any Stockholder under this Agreement, this Agreement may be amended with the approval of such Stockholder and Parent notwithstanding the failure to obtain the approval of any other Stockholder.

      SECTION 8. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect as long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in
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good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

      SECTION 9. Entire Agreement; Assignment. This Agreement (including
Schedule I) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign all or any of its rights and obligations hereunder to any direct wholly owned subsidiary of Parent, provided that no such assignment shall relieve Parent of its obligations hereunder.

      SECTION 10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

      SECTION 11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (without giving effect to conflicts of law principles) as to all matters, including validity, construction, effect, performance and remedies.

     SECTION 12. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      SECTION 13. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by each party hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

      SECTION 14. Consent to Jurisdiction. (a) Each party hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware sitting in the County of New Castle and the United States District Court for the State of Delaware, and the appellate courts having jurisdiction of appeals in such courts, for the purpose of any action or proceeding arising out of or relating to this Agreement and each party hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any such court. Each party hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

      (b) Each party hereto irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party. Nothing in this Section 14 shall affect the right of either party to serve legal process in any other manner permitted by law.
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      SECTION 15. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY
WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

      SECTION 16. Expenses. Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

      SECTION 17. Further Assurances. Parent and each Stockholder will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

      SECTION 18. Indemnification. Parent hereby agrees, to the fullest extent permitted under applicable law, to indemnify and hold harmless each Stockholder against all costs and expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid by such Stockholder (a) in connection with any claim, action, suit, proceeding or investigation based upon such Stockholder being a party to this Agreement or performing his obligations hereunder and (b) arising out of the breach of any representation or warranty made by Parent in this Agreement (and shall reimburse each Stockholder for all reasonable and documented out-of-pocket expenses incurred in connection with any matter which Parent is obligated to indemnify the Stockholders pursuant hereto). In the event a Stockholder seeks indemnification from Parent for any such claim, action, suit, proceeding or investigation, (i) Parent shall pay the reasonable fees and expenses of counsel selected by the Stockholders in connection therewith, which counsel shall be reasonably satisfactory to Parent, promptly after statements therefor are received and (ii) Parent shall cooperate in the defense of any such matter; provided, however, that Parent shall not be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld); provided further that the Stockholders may, collectively, retain only one counsel with respect to any matter subject to the indemnification provided for in this Section 18 except to the extent, as determined by counsel to the Stockholders, that the two Stockholders shall have conflicting interests in the outcome of such matter.

                 [Remainder of this page left intentionally blank]
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                                       8


      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto on the day and year first written above.

                             VIACOM INC.


                             By:    /s/  Michael D. Fricklas
                                  -------------------------------------------
                                  Name:  Michael D. Fricklas
                                  Title: Executive Vice President



                               /s/  William S. Levine
                             ------------------------------------------
                             WILLIAM S. LEVINE


                               /s/  Arturo R. Moreno
                             ------------------------------------
                             ARTURO R. MORENO

                                   SCHEDULE I

NAME AND ADDRESS OF STOCKHOLDER                  NUMBER OF CLASS A SHARES

William S. Levine                                37,244,806 (1)
1702 East Highland Avenue
Suite 310
Phoenix, Arizona  85016

Arturo R. Moreno                                 39,843,848 (2)
2398 East Camelback Road
Suite 610
Phoenix, Arizona  85016

--------
(1) Includes the following Class A Shares: (a) 1,923,077 shares held in a Rabbi Trust for the benefit of Mr. Moreno, as to which Mr. Levine has sole voting power but not investment power and as to which he disclaims beneficial ownership; and (b) 35,319,948 Class A Shares held by Levine Investments Limited Partnership as to which Mr. Levine disclaims beneficial ownership except to the extent of his partnership interest. Excludes 164,250 Class A Shares owned by the William S. and Ina Levine Foundation, as to which Mr. Levine has shared voting and investment power and as to which he disclaims beneficial ownership, which shares are not covered by this Agreement.

(2) Includes the following Class A Shares: (a) 4,291,745 Class A Shares which Mr. Moreno holds jointly with his spouse; and (b) 5,151,582 Class A Shares held by BRN Properties Limited Partnership as to which Mr. Moreno disclaims beneficial ownership except to the extent of his interest in the Partnership. Excludes (a) 62,500 Class A Shares held by the Moreno Family Foundation as to which Mr. Moreno disclaims beneficial ownership, which shares are not covered by this Agreement and (b) 1,923,077 Class A Shares held in the Rabbi Trust referred to in footnote (1) above.